Endnotes

Certificate

№.

For Shares

Issued to

Dated

From whom transferred

Dated

№. Original Certificate	№. Original Shares	№. Shares Transferred

Received Certificate №.

For  Shares

this  day of

№. ***********

COMMON SHARES **********

 -----------------------SPECIMAN -------------------------

Offsite Docs Inc.

Organized under the Laws of the State of Nevada

Par Value $0.025

THIS CERTIFIES THAT ********************* is the registered holder of ********* Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this ******** day of **************, A.D. *********

___________________     ____________________

PRESIDENT                                   SECRETARY

FOR VALUE RECEIVED,  hereby sell, assign and transfer unto

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of